EXHIBIT 32

Certification of Periodic Financial Report

James C. Holly and Kenneth R. Taylor hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2. The Form 10-Q of Sierra Bancorp for the Quarter Ended September 30, 2004 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

November 10, 2004	/s/ James C. Holly
Date	James C. Holly
President &
Chief Executive Officer

November 10, 2004	/s/ Kenneth R. Taylor
Date	Kenneth R. Taylor
Senior Vice President &
Chief Financial Officer

44